UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Xilinx, Inc.
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Xilinx, Inc.
2100 Logic Drive
San Jose, CA 95124

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 5, 2020

Xilinx, Inc. (the “Company”) issued the following press release on July 24, 2020 relating to the Company’s annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, August 5, 2020. The press release supplements the proxy statement (the “Proxy Statement”) that the Company mailed to its stockholders on or about June 19, 2020 in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting.

The press release should be read in conjunction with the Proxy Statement.

Xilinx Announces Format Change for 2020 Annual Meeting of Stockholders

SAN JOSE, Calif., July 24, 2020 – Xilinx, Inc. (NASDAQ: XLNX) today announced that, due to the public health and safety concerns related to the COVID-19 pandemic and limitations within the state of California on non-essential gatherings, the Company has changed the format of its annual stockholders’ meeting from an in-person meeting to a virtual webcast, and invites stockholders to participate remotely.

The annual stockholders’ meeting will be held at 11:00 a.m. Pacific Daylight Time on August 5, 2020 via webcast. Please see below for full details:
Xilinx, Inc. Virtual Annual Stockholders’ Meeting
Date: August 5, 2020
Time: 11:00 a.m. Pacific Daylight Time
Webcast link: https://viewproxy.com/Xilinx/2020/VM
Attending the Virtual Annual Meeting
Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the annual meeting via live audio webcast, submit questions during the meeting and vote their shares electronically at the annual meeting by following the instructions below.
If you are a stockholder of record, you must:
•First register at https://viewproxy.com/Xilinx/2020/ by 11:59 p.m. EDT on August 3, 2020. You will need to enter your name, phone number, virtual control number (included on your proxy card) and email address as part of the registration, following which you will receive an email confirming your registration as well as the password to attend the annual meeting.
•On the day of the annual meeting, if you have properly registered, you may enter the meeting by logging in using the password you received via email in your registration confirmation at https://viewproxy.com/Xilinx/2020/VM. (You will need the virtual control number included on your proxy card.)
•If you wish to vote your shares electronically at the annual meeting, you will need to visit www.AALvote.com/XLNX during the meeting while the polls are open. (You will need the virtual control number included on your proxy card.)
If your shares are held in street name, you must:
•Obtain a legal proxy from your broker, bank or other nominee.
•Register at https://viewproxy.com/Xilinx/2020/ by 11:59 p.m. EDT on August 3, 2020.
You will need to enter your name, phone number and email address, and provide a copy of the legal proxy (which may be uploaded to the registration website or sent via e-mail to virtualmeeting@viewproxy.com) as part of the registration, following which you will receive an email confirming your registration, your virtual control number and the password to attend the annual meeting.
Please note that if you do not provide a copy of the legal proxy, you may still attend the annual meeting, but you will be unable to vote your shares electronically at the meeting.
•On the day of the annual meeting, if you have properly registered, you may enter the meeting by logging in using the password you received via email in your registration confirmation at https://viewproxy.com/Xilinx/2020/VM. (You will need the virtual control number assigned to you in your registration confirmation email.)
•If you wish to vote your shares electronically at the annual meeting, you will need to visit www.AALvote.com/XLNX during the meeting while the polls are open. (You will need the virtual control number assigned to you in your registration confirmation email.)

Technical Difficulties
There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 10:30 a.m. PDT on August 5, 2020, the day of the meeting, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call 866-612-8937.
Further information regarding this change to the format of the annual meeting can be found in the proxy supplement filed by the Company with the Securities and Exchange Commission on July 24, 2020.
About Xilinx
Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint, to the edge, to the cloud. Xilinx is the inventor of the FPGA, hardware programmable SoCs and the ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.
Xilinx, the Xilinx logo, and other designated brands included herein are trademarks of Xilinx in the United States and other countries.

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